News Release

Contacts: Laurie G. Hylton 617.672.8527

Eric Senay 617.672.6744

Eaton Vance Corp.

Report for the Three Month Period Ended January 31, 2021

Boston, MA, February 24, 2021 – Eaton Vance Corp. (NYSE: EV) today reported earnings of $0.74 per diluted share for the first quarter of fiscal 2021, which compares to earnings of $0.91 per diluted share in the first quarter of fiscal 2020 and $(0.31) per diluted share in the fourth quarter of fiscal 2020.

The Company reported record quarterly adjusted earnings of $0.94 per diluted share for the first quarter of fiscal 2021, an increase of 11 percent from $0.85 of adjusted earnings per diluted share in the first quarter of fiscal 2020 and an increase of 7 percent from $0.88 of adjusted earnings per diluted share in the fourth quarter of fiscal 2020.

In the first quarter of fiscal 2021, adjusted earnings(1) exceeded earnings under U.S. generally accepted accounting principles (U.S. GAAP) by $0.20 per diluted share, reflecting the reversal of $70.6 million of compensation expenses and other costs recognized in connection with the proposed acquisition of Eaton Vance by Morgan Stanley announced on October 8, 2020, the reversal of $27.3 million of net excess tax benefits related to stock-based compensation awards, the reversal of $20.1 million of net gains of consolidated sponsored funds and consolidated collateralized loan obligation (CLO) entities (collectively, consolidated investment entities) and the Company’s other seed capital investments, and the add-back of $2.2 million of management fees and expenses of consolidated investment entities. Earnings under U.S. GAAP exceeded adjusted earnings by $0.06 per diluted share in the first quarter of fiscal 2020, reflecting the reversal of $4.9 million of net excess tax benefits related to stock-based compensation awards, the reversal of $3.6 million of net gains of consolidated investment entities and other seed capital investments, and the add-back of $2.4 million of management fees and expenses of consolidated investment entities. In the fourth quarter of fiscal 2020, adjusted earnings exceeded earnings under U.S. GAAP by $1.19 per diluted share, reflecting the reversal of $114.9 million of compensation expenses and other costs recognized in connection with the proposed acquisition of Eaton Vance by Morgan Stanley, the reversal of a $21.8 million impairment loss recognized on the Company’s investment in Hexavest Inc. (Hexavest), the reversal of $2.9 million of net excess tax benefits related to stock-based compensation awards, the reversal of $1.8 million of net losses of consolidated investment entities and other seed capital investments, and the add-back of $1.7 million of management fees and expenses of consolidated investment entities.

In the first quarter of fiscal 2021, the Company had record quarterly consolidated net inflows of $20.0 billion, representing 16 percent annualized internal growth in managed assets (consolidated net flows divided by beginning of period consolidated assets under management). This compares to net inflows of $6.1 billion and 5 percent annualized internal growth in managed assets in the first quarter of fiscal 2020 and net inflows of $5.2 billion and 4 percent annualized internal growth in managed assets in the fourth quarter of fiscal 2020. Excluding Parametric overlay services, the Company had net inflows of $6.9 billion and 7 percent annualized internal growth in managed assets in the first quarter of fiscal 2021, net inflows of $5.0 billion and 5 percent annualized internal growth in managed assets in the first quarter of fiscal 2020, and net inflows of $4.8 billion and 5 percent annualized internal growth in managed assets in the fourth quarter of fiscal 2020.

(1) Adjusted financial measures represent non-U.S GAAP financial measures. See Attachment 2 for reconciliations to the most directly comparable U.S. GAAP financial measures and other important disclosures.

The Company’s internal management fee revenue growth (management fees attributable to consolidated inflows less management fees attributable to consolidated outflows, divided by beginning of period consolidated management fee revenue) was 8 percent in the first quarter of fiscal 2021 and 5 percent in both the first quarter and the fourth quarter of fiscal 2020.

Consolidated assets under management were a record $584.2 billion on January 31, 2021, up 13 percent from $518.2 billion of consolidated managed assets on January 31, 2020 and $515.7 billion of consolidated managed assets on October 31, 2020. The year-over-year increase in consolidated assets under management reflects $18.6 billion of net inflows, $45.1 billion of price appreciation in managed assets and $2.3 billion of new managed assets gained in the acquisition of the business assets of WaterOak Advisors, LLC (WaterOak) on October 16, 2020. The sequential increase in consolidated assets under management in the first quarter of fiscal 2021 reflects $20.0 billion of quarterly net inflows and $48.5 billion of price appreciation in managed assets.

“In what we expect will be Eaton Vance’s last quarterly reporting period as an independent public company, the Company set new records for consolidated net inflows, consolidated ending assets under management, adjusted operating income and adjusted earnings per diluted share,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “We approach the Company’s acquisition by Morgan Stanley with strong momentum across our businesses, and look forward to building on that strength as part of Morgan Stanley Investment Management.”

Average consolidated assets under management were $562.2 billion in the first quarter of fiscal 2021, up 10 percent from $509.9 billion in the first quarter of fiscal 2020 and up 9 percent from $516.7 billion in the fourth quarter of fiscal 2020.

Attachments 5 and 6 summarize the Company’s consolidated assets under management and net flows by investment mandate and investment vehicle reporting categories. Among investment mandate reporting categories, consolidated net inflows in the first quarter of fiscal 2021 were $13.1 billion for Parametric overlay services, $3.5 billion for fixed income, $2.4 billion for Parametric custom portfolios, $608 million for floating-rate income, $214 million for equity and $191 million for alternative mandates. Annualized internal growth in managed assets for the first quarter of fiscal 2021 was 55 percent for Parametric overlay services, 19 percent for fixed income, 10 percent for alternative, 8 percent for floating-rate income, 6 percent for Parametric custom portfolios and 1 percent for equity mandates. Annualized internal growth in management fee revenue for the first quarter of fiscal 2021 was 51 percent for Parametric overlay services, 21 percent for fixed income, 11 percent for Parametric custom portfolios, 10 percent for alternative, 6 percent for floating-rate income and -1 percent for equity mandates.

By investment affiliate, consolidated net inflows in the first quarter of fiscal 2021 were $14.9 billion for Parametric, $4.0 billion for Eaton Vance Management (EVM), $1.6 billion for Calvert and $(517) million for Atlanta Capital. Annualized internal growth in managed assets for the first quarter of 2021 was 24 percent for Calvert, 19 percent for Parametric, 10 percent for EVM and -8 percent for Atlanta Capital. Annualized internal growth in management fee revenue for the first quarter of fiscal 2021 was 26 percent for Calvert, 9 percent for EVM, 7 percent for Parametric and -13 percent for Atlanta Capital.

Attachments 7, 8 and 9 summarize the Company’s ending consolidated assets under management by investment mandate, investment vehicle and investment affiliate. Attachment 10 shows the Company’s average annualized management fee rates by investment mandate.

As of January 31, 2021, managed assets of the Company’s 49 percent-owned affiliate Hexavest were $4.3 billion, down 67 percent from $13.0 billion of managed assets on January 31, 2020 and down 26 percent from $5.8 billion of managed assets on October 31, 2020. Hexavest had net outflows of $2.2 billion in the first quarter of fiscal 2021, $0.5 billion in the first quarter of fiscal 2020 and $0.9 billion in the fourth quarter of fiscal 2020. Attachment 11 summarizes the assets under management and net flows of Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is the adviser or sub-adviser, the managed assets and flows of Hexavest are not included in our consolidated totals.

Financial Highlights

(in thousands, except per share figures)

	Three Months Ended
	January 31,	October 31,	January 31,
	2021	2020	2020
U.S. GAAP Financial Measures:
Revenue	$488,946	$451,081	$452,554
Expenses	$409,424	$464,737	$317,835
Operating income (loss)	$79,522	$(13,656)	$134,719
Operating margin	16.3%	(3.0)%	29.8%
Net income (loss) attributable to
Eaton Vance Corp. shareholders	$89,914	$(35,934)	$103,985
Earnings (loss) per diluted share	$0.74	$(0.31)	$0.91

Adjusted Non-U.S. GAAP Financial Measures:(1)
Revenue	$490,917	$452,485	$454,479
Expenses	$327,459	$309,344	$316,548
Operating income	$163,458	$143,141	$137,931
Operating margin	33.3%	31.6%	30.3%
Net income attributable to
Eaton Vance Corp. shareholders	$115,269	$101,503	$97,947
Earnings per diluted share	$0.94	$0.88	$0.85

Weighted Average Shares Outstanding:
Basic	116,220	110,701	109,380
Diluted	122,279	115,878	114,688

(1)	See Attachment 2 for reconciliations between the U.S. GAAP and adjusted non-U.S. GAAP financial measures identified here as well as other important disclosures.

First Quarter Fiscal 2021 vs. First Quarter Fiscal 2020

In the first quarter of fiscal 2021, revenue increased 8 percent to $488.9 million from $452.6 million in the first quarter of fiscal 2020. Management fees were up 9 percent, as a 10 percent increase in average consolidated assets under management more than offset a 1 percent decrease in the Company’s consolidated average annualized management fee rate. Performance fees were $0.2 million in both the first quarter of fiscal 2021 and the first quarter of fiscal 2020. Distribution and service fee revenues in the first quarter of fiscal 2021 were collectively up 2 percent from the first quarter of fiscal 2020, reflecting higher average managed assets in fund share classes that are subject to these fees.

Operating expenses increased 29 percent to $409.4 million in the first quarter of fiscal 2021 from $317.8 million in the first quarter of fiscal 2020, reflecting increases in compensation expense, service fee expense, amortization of deferred sales commissions, fund-related expenses and other operating expenses, partially offset by a decrease in distribution expense. The increase in compensation expense primarily reflects $39.6 million of stock-based and other compensation costs and associated payroll taxes recognized in the first quarter of fiscal 2021 in connection with the proposed acquisition of Eaton Vance by Morgan Stanley. The increase in compensation expense further reflects higher salary and benefit expense associated with increases in headcount, higher operating income-based and investment performance-based bonus accruals, and higher sales-based incentive compensation, partially offset by lower severance expenses. The increase in service fee expense reflects higher private fund and Class A service fee payments, partially offset by lower Class C service fee payments. The increase in amortization of deferred sales commissions reflects higher private fund commission amortization. The increase in fund-related expenses reflects higher sub-advisory fees paid, partially offset by a reduction in fund expenses borne by the Company. Other operating expenses increased 69 percent, primarily reflecting higher professional service expenses driven by proxy solicitation fees and other legal and consulting costs associated with the proposed acquisition of Eaton Vance by Morgan Stanley, and an increase in information technology spending, partially offset by lower travel expenses. The decline in distribution expense reflects lower Class C distribution fee payments, up-front sales commission expense, promotional costs and finder’s fees, partially offset by higher intermediary marketing support payments. Excluding expenses in connection with the proposed acquisition of Eaton Vance by Morgan Stanley and other adjustments as shown in Attachment 2, operating expenses in the first quarter of fiscal 2021 were $327.5 million, an increase of 3 percent from operating expenses of $316.5 million in the first quarter of fiscal 2020.

Operating income decreased to $79.5 million in the first quarter of fiscal 2021 from $134.7 million in the first quarter of fiscal 2020, primarily reflecting $81.0 million of compensation expense and other costs recognized in the first quarter of fiscal 2021 in connection with the proposed acquisition of Eaton Vance by Morgan Stanley. The Company’s operating margin decreased to 16.3 percent in the first quarter of fiscal 2021 from 29.8 percent in the first quarter of fiscal 2020.

As shown in Attachment 2, the Company’s operating income on an adjusted basis was a quarterly record of $163.5 million in the first quarter of fiscal 2021, an increase of 19 percent from $137.9 million of adjusted operating income in the first quarter of fiscal 2020. The Company’s adjusted operating margin increased to 33.3 percent in the first quarter of fiscal 2021 from 30.3 percent in the first quarter of fiscal 2020.

Non-operating income totaled $41.2 million in the first quarter of fiscal 2021 and $8.4 million in the first quarter of fiscal 2020. The year-over-year increase reflects a $25.1 million improvement in net income (expense) of consolidated CLO entities, primarily driven by gains realized upon the sale of the Company’s interests in four CLO entities that the Company no longer consolidates, but continues to manage, and a $7.7 million increase in net gains and other investment income of consolidated sponsored funds and the Company’s investments in other sponsored strategies.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 7.5 percent in the first quarter of fiscal 2021 and 22.8 percent in the first quarter of fiscal 2020. The Company’s effective tax rate is discussed in greater detail under “Taxation” below.

Equity in net income of affiliates was $0.6 million and $2.3 million in the first quarters of fiscal 2021 and 2020, respectively, substantially all relating to the Company’s investment in Hexavest.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $22.4 million in the first quarter of fiscal 2021 and $8.9 million in the first quarter of fiscal 2020. The year-over-year change primarily reflects an increase in income earned by consolidated sponsored funds.

The Company’s weighted average basic shares outstanding were 116.2 million in the first quarter of fiscal 2021 and 109.4 million in the first quarter of fiscal 2020, an increase of 6 percent. The year-over-year increase reflects new shares issued upon the vesting of restricted stock awards and the exercise of employee stock options. On a diluted basis, the Company’s weighted average shares outstanding were 122.3 million in the first quarter of fiscal 2021 and 114.7 million in the first quarter of fiscal 2020, an increase of 7 percent. The change in weighted average diluted shares outstanding further reflects an increase in the dilutive effect of in-the-money options due to higher market prices of the Company’s non-voting common stock, partially offset by a decrease in the dilutive effect of restricted stock awards due to the accelerated vesting of restricted stock awards in the fourth quarter of fiscal 2020 in connection with the proposed acquisition of Eaton Vance by Morgan Stanley.

First Quarter Fiscal 2021 vs. Fourth Quarter Fiscal 2020

In the first quarter of fiscal 2021, revenue increased 8 percent to $488.9 million from $451.1 million in the fourth quarter of fiscal 2020. Management fees were up 9 percent, primarily reflecting a 9 percent increase in average consolidated assets under management. Performance fees were $0.2 million in the first quarter of fiscal 2021, versus $1.5 million in the fourth quarter of fiscal 2020. Distribution and service fee revenues in the first quarter of fiscal 2021 were collectively up 7 percent from the fourth quarter of fiscal 2020, reflecting higher average managed assets in fund share classes that are subject to these fees.

Operating expenses decreased 12 percent to $409.4 million in the first quarter of fiscal 2021 from $464.7 million in the fourth quarter of fiscal 2020, reflecting lower compensation expense, partially offset by increases in distribution expense, service fee expense, amortization of deferred sales commissions, fund-related expenses and other operating expenses. The decrease in compensation expense primary reflects a reduction in stock-based compensation expense due to the acceleration of $146.0 million of expense recognized in the fourth quarter of fiscal 2020 in connection with the proposed acquisition of Eaton Vance by Morgan Stanley, partially offset by $39.6 million of stock-based and other compensation costs and associated payroll taxes recognized in the first quarter of fiscal 2021 in connection with the proposed acquisition. The decrease in compensation expense further reflects lower operating income-based bonus accruals, partially offset by higher sales-based incentive compensation, higher performance-based bonus accruals and higher salary and benefit expense associated with year-end compensation increases for continuing employees and slightly higher headcount, and seasonal increases in benefit costs and payroll taxes. The increase in distribution expense reflects higher intermediary marketing support payments, partially offset by a decrease in promotion costs and lower Class C distribution fee payments. The increase in service fee expense reflects higher private fund and Class A service fee payments. The increase in fund-related expenses reflects higher sub-advisory fees paid. Other operating expenses increased 52 percent, primarily reflecting higher professional service expenses driven by increases in proxy solicitation fees and other legal costs associated with the proposed acquisition of Eaton Vance by Morgan Stanley. Excluding expenses in connection with the proposed acquisition of Eaton Vance by Morgan Stanley and other adjustments as shown in Attachment 2, operating expenses in the first quarter of fiscal 2021 were $327.5 million, an increase of 6 percent from operating expenses of $309.3 million in the fourth quarter of fiscal 2020.

Operating income (loss) increased to $79.5 million in the first quarter of fiscal 2021 from $(13.7) million in the fourth quarter of fiscal 2020. The sequential change primarily reflects a $73.4 million decrease in compensation expense and other costs recognized in connection with the proposed acquisition of Eaton Vance by Morgan Stanley. The Company’s operating margin increased to 16.3 percent in the first quarter of fiscal 2021 from (3.0) percent in the fourth quarter of fiscal 2020.

As shown in Attachment 2, the Company’s $163.5 million of adjusted operating income in the first quarter of fiscal 2021 compared to $143.1 million of adjusted operating income in the fourth quarter of fiscal 2020, an increase of 14 percent. The Company’s adjusted operating margin increased to 33.3 percent in the first quarter of fiscal 2021 from 31.6 percent in the fourth quarter of fiscal 2020.

Non-operating income totaled $41.2 million in the first quarter of fiscal 2021 versus $7.1 million of non-operating expense in the fourth quarter of fiscal 2020. The sequential change reflects a $28.6 million improvement in net income (expense) of consolidated CLO entities, primarily driven by gains realized upon the sale of the Company’s interests in four CLO entities that the Company no longer consolidates, but continues to manage, and a $19.8 million increase in net gains and other investment income of consolidated sponsored funds and the Company’s investments in other sponsored strategies.

The Company’s effective tax rate, calculated as a percentage of income (loss) before income taxes and equity in net income of affiliates, was 7.5 percent in the first quarter of fiscal 2021 and 36.6 percent in the fourth quarter of fiscal 2020. The Company’s effective tax rate is discussed in greater detail under “Taxation” below.

Equity in net income (loss) of affiliates was $0.6 million in the first quarter of fiscal 2021 and $(20.8) million in the fourth quarter of fiscal 2020, respectively. In both the first quarter of fiscal 2021 and the fourth quarter of fiscal 2020, substantially all of the Company’s equity in net income of affiliates related to the Company’s investment in Hexavest. Equity in net income (loss) of affiliates in the fourth quarter of fiscal 2020 included a $21.8 million impairment loss recognized on the Company’s investment in Hexavest.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $22.4 million in the first quarter of fiscal 2021 and $2.0 million in the fourth quarter of fiscal 2020. The sequential change primarily reflects an increase in income earned by consolidated sponsored funds.

The Company’s weighted average basic shares outstanding were 116.2 million in the first quarter of fiscal 2021 and 110.7 million in the fourth quarter of fiscal 2020, an increase of 5 percent. The increase reflects new shares issued upon the vesting of restricted stock awards and the exercise of employee stock options. On a diluted basis, the Company’s weighted average shares outstanding were 122.3 million in the first quarter of fiscal 2021 and 115.9 million in the fourth quarter of fiscal 2020, an increase of 6 percent. The change in weighted average diluted shares outstanding further reflects an increase in the dilutive effect of in-the-money options due to higher market prices of the Company’s non-voting common stock, partially offset by a decrease in the dilutive effect of restricted stock awards due to the accelerated vesting of restricted stock awards in the fourth quarter of fiscal 2020 in connection with the proposed acquisition of Eaton Vance by Morgan Stanley.

Taxation

The following table reconciles the U.S. statutory federal income tax rate to the Company’s effective income tax rate:

	Three Months Ended
	January 31,	October 31,	January 31,
	2021	2020	2020
Statutory U.S. federal income tax rate	21.0%	21.0%	21.0%
State income tax, net of federal income tax benefits	4.0	5.8	4.9
Net income (loss) attributable to non-controlling
and other beneficial interests	(3.6)	2.0	(0.5)
Non-deductible costs related to the proposed
acquisition of Eaton Vance by Morgan Stanley	8.4	-	-
Other items	0.3	(6.0)	0.8
Net excess tax benefits from stock-based
compensation plans(1)	(22.6)	13.8	(3.4)
Effective income tax rate	7.5%	36.6%	22.8%

(1)	Represents net excess tax benefits from stock-based compensation plans. Amounts have been reduced for executive compensation limitations under Section 162(m) of the Internal Revenue Code.

The net loss experienced by the Company in the fourth quarter of fiscal 2020 resulted in a tax benefit being recognized during the quarter.

The Company’s income tax provision was reduced by net excess tax benefits related to stock-based compensation awards totaling $27.3 million in the first quarter of fiscal 2021, $4.9 million in the first quarter of fiscal 2020 and $2.9 million in the fourth quarter of fiscal 2020. The Company’s income tax provision is also impacted by other items, which include non-deductible executive compensation, prior period adjustments primarily related to the filing of tax returns and other differences in the treatment of certain items for book and tax purposes.

As shown in Attachment 2, the Company’s calculations of adjusted net income and adjusted earnings per diluted share remove compensation expenses and other costs related to the proposed acquisition of Eaton Vance by Morgan Stanley, remove the impairment losses recognized in the fourth quarter of fiscal 2020 on the Company’s investment in 49 percent-owned affiliate Hexavest, exclude gains (losses) and other investment income (expense) of consolidated investment entities and other seed capital investments, add back the management fees and expenses of consolidated investment entities and exclude the tax impact of stock-based compensation shortfalls or windfalls. On this basis, the Company’s adjusted effective tax rate was 25.8 percent in the first quarter of fiscal 2021, 27.6 percent in the first quarter of fiscal 2020 and 26.2 percent in the fourth quarter of fiscal 2020.

Balance Sheet Information

As of January 31, 2021, the Company held cash and cash equivalents of $606.1 million and its investments included $20.4 million of short-term debt securities with maturities between 90 days and one year. There were no outstanding borrowings under the Company’s $300 million credit facility at such date.

Proposed Acquisition of Eaton Vance by Morgan Stanley

As described above, Eaton Vance and Morgan Stanley announced on October 8, 2020 that they have entered into a definitive agreement for Morgan Stanley to acquire Eaton Vance. Under the terms of the merger agreement, Eaton Vance shareholders will receive $28.25 per share in cash and 0.5833 shares of Morgan Stanley common stock per share of Eaton Vance common stock held. The merger agreement contains an election procedure whereby each Eaton Vance shareholder may elect to receive the merger consideration all in cash or all in stock, subject to proration and adjustment.

The merger agreement also provides for Eaton Vance shareholders to receive a special cash dividend of $4.25 per share of Eaton Vance common stock held. On November 23, 2020, the Eaton Vance Board of Directors declared the $4.25 per share special dividend, which was paid on December 18, 2020 to shareholders of record on December 4, 2020.

Eaton Vance and Morgan Stanley currently expect to complete the proposed transaction no later than early in the second quarter of 2021. Subject to the satisfaction of customary closing conditions, including receipt of necessary regulatory approvals and client consents, the transaction could close as soon as March 1, 2021.

About Eaton Vance Corp.

Eaton Vance Corp. (NYSE: EV) provides advanced investment strategies and wealth management solutions to forward-thinking investors around the world. Through principal investment affiliates Eaton Vance Management, Parametric, Atlanta Capital, Calvert and Hexavest, the Company offers a diversity of investment approaches, encompassing bottom-up and top-down fundamental active management, responsible investing, systematic investing and customized implementation of client-specified portfolio exposures. As of January 31, 2021, Eaton Vance had consolidated assets under management of $584.2 billion. Exemplary service, timely innovation and attractive returns across market cycles have been hallmarks of Eaton Vance since 1924. For more information, visit eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, the scope and duration of the COVID-19 pandemic and its impact on the global economy or capital markets, the completion of the proposed transaction with Morgan Stanley and the anticipated terms and timing, including obtaining required regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations and other conditions to the completion of the acquisition, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

				Attachment 1
Consolidated Statements of Income
(in thousands, except per share figures)

	Three Months Ended
				%	%
				Change	Change
				Q1 2021	Q1 2021
	January 31,	October 31,	January 31,	vs.	vs.
	2021	2020	2020	Q4 2020	Q1 2020
Revenue:
Management fees	$430,315	$396,268	$394,801	9%	9%
Distribution and underwriter fees	18,211	18,215	21,578	-	(16)
Service fees	38,598	34,906	33,939	11	14
Other revenue	1,822	1,692	2,236	8	(19)
Total revenue	488,946	451,081	452,554	8	8
Expenses:
Compensation and related costs	221,402	315,847	171,982	(30)	29
Distribution expense	35,630	35,436	40,003	1	(11)
Service fee expense	34,218	30,542	29,755	12	15
Amortization of deferred sales commissions	6,501	6,400	5,968	2	9
Fund-related expenses	12,125	10,932	11,067	11	10
Other expenses	99,548	65,580	59,060	52	69
Total expenses	409,424	464,737	317,835	(12)	29
Operating income (loss)	79,522	(13,656)	134,719	NM	(41)
Non-operating income (expense):
Gains and other investment income, net	23,816	3,994	16,090	496	48
Interest expense	(5,921)	(5,800)	(5,888)	2	1
Other income (expense) of consolidated
collateralized loan obligation (CLO) entities:
Gains and other investment income, net	41,768	10,961	15,563	281	168
Interest and other expense	(18,467)	(16,246)	(17,396)	14	6
Total non-operating income (expense)	41,196	(7,091)	8,369	NM	392

Income (loss) before income taxes and equity
in net income (loss) of affiliates	120,718	(20,747)	143,088	NM	(16)
Income tax benefit (expense)	(9,009)	7,594	(32,578)	NM	(72)
Equity in net income (loss) of affiliates, net of tax	628	(20,793)	2,325	NM	(73)
Net income (loss)	112,337	(33,946)	112,835	NM	-
Net income attributable to non-controlling
and other beneficial interests	(22,423)	(1,988)	(8,850)	NM	153
Net income (loss) attributable to
Eaton Vance Corp. shareholders	$89,914	$(35,934)	$103,985	NM	(14)

Earnings (loss) per share:
Basic	$0.77	$(0.32)	$0.95	NM	(19)
Diluted	$0.74	$(0.31)	$0.91	NM	(19)

Weighted average shares outstanding:
Basic	116,220	110,701	109,380	5	6
Diluted	122,279	115,878	114,688	6	7

Dividends declared per share	$4.625	$0.375	$0.375	NM	NM

Attachment 2

Non-U.S. GAAP Information and Reconciliations

Management believes that certain non-U.S. GAAP financial measures, specifically, adjusted operating income, adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share, while not a substitute for U.S. GAAP financial measures, may be effective indicators of the Company’s performance over time. Non-U.S. GAAP financial measures should not be construed to be superior to U.S. GAAP measures. In calculating these non-U.S. GAAP financial measures, operating income, net income attributable to Eaton Vance Corp. shareholders and earnings per diluted share are adjusted to exclude items management deems non-operating or non-recurring in nature, or otherwise outside the ordinary course of business. These adjustments may include, when applicable, the add back of closed-end fund structuring fees, costs associated with debt repayments and tax settlements, the tax impact of stock-based compensation shortfalls or windfalls, impairment charges, costs in connection with the proposed acquisition of Eaton Vance by Morgan Stanley and other acquisition-related items, and non-recurring charges for the effect of tax law changes. Adjustments to operating income also include the add-back of management fee revenue received from consolidated sponsored funds and consolidated collateralized loan obligation (CLO) entities (collectively, consolidated investment entities) that are eliminated in consolidation and the non-management expenses of consolidated sponsored funds recognized in consolidation. Adjustments to net income attributable to Eaton Vance Corp. shareholders include the after-tax impact of these adjustments to operating income and the elimination of gains (losses) and other investment income (expense) of consolidated investment entities and other seed capital investments included in non-operating income (expense), as determined net of tax and non-controlling and other beneficial interests. Management and our Board of Directors, as well as certain of our outside investors, consider the adjusted numbers a measure of the Company’s underlying operating performance. Management believes adjusted operating income, adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share are important indicators of our operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and may provide a useful baseline for analyzing trends in our underlying business.

Effective in the second quarter of fiscal 2020, the Company’s calculation of non-U.S. GAAP financial measures was revised to reflect the treatment of consolidated investment entities and other seed capital investments described in the previous paragraph. All prior period non-U.S. GAAP financial measures have been updated to reflect this change.

Reconciliation of operating income (loss) to adjusted operating income:
(in thousands, except as noted)

	Three Months Ended
				%	%
				Change	Change
				Q1 2021	Q1 2021
	January 31,	October 31,	January 31,	vs.	vs.
	2021	2020	2020	Q4 2020	Q1 2020

Total revenue	$488,946	$451,081	$452,554	8%	8%

Management fees of consolidated sponsored
funds and consolidated CLO entities(1)	1,971	1,404	1,925	40	2

Adjusted total revenue	$490,917	$452,485	$454,479	8	8

Total expenses	$409,424	$464,737	$317,835	(12)%	29%

Non-management expenses of consolidated
sponsored funds(2)	(922)	(942)	(1,287)	(2)	(28)

Accelerated stock-based compensation expense
related to the proposed acquisition of Eaton Vance
by Morgan Stanley(3)	(5,702)	(145,993)	-	(96)	NM

Other compensation expenses related to the proposed
acquisition of Eaton Vance by Morgan Stanley(4)	(33,943)	-	-	NM	NM

Other costs related to the proposed acquisition of
Eaton Vance by Morgan Stanley(5)	(41,398)	(8,458)	-	389	NM

Adjusted total expenses	$327,459	$309,344	$316,548	6	3

Operating income (loss)	$79,522	$(13,656)	$134,719	NM %	(41)%

Management fees of consolidated sponsored
funds and consolidated CLO entities(1)	1,971	1,404	1,925	40	2

Non-management expenses of consolidated
sponsored funds(2)	922	942	1,287	(2)	(28)

Accelerated stock-based compensation expense
related to the proposed acquisition of Eaton Vance
by Morgan Stanley(3)	5,702	145,993	-	(96)	NM

Other compensation expenses related to the proposed
acquisition of Eaton Vance by Morgan Stanley(4)	33,943	-	-	NM	NM

Other costs related to the proposed acquisition of
Eaton Vance by Morgan Stanley(5)	41,398	8,458	-	389	NM

Adjusted operating income	$163,458	$143,141	$137,931	14	19
Operating margin	16.3%	(3.0)%	29.8%	NM	(45)
Adjusted operating margin	33.3%	31.6%	30.3%	5	10

		Attachment 2 (continued)

Reconciliation of income (loss) before income taxes and equity in net income (loss) of affiliates to adjusted income before income taxes and equity in net income (loss) of affiliates and income tax expense (benefit) to adjusted income tax expense:
(in thousands, except as noted)

	Three Months Ended
				%	%
				Change	Change
				Q1 2021	Q1 2021
	January 31,	October 31,	January 31,	vs.	vs.
	2021	2020	2020	Q4 2020	Q1 2020

Income (loss) before income taxes and equity in net
income (loss) of affiliates	$120,718	$(20,747)	$143,088	NM %	(16)%

Management fees of consolidated sponsored
funds and consolidated CLO entities, pre-tax(1)	1,971	1,404	1,925	40	2

Non-management expenses of consolidated
sponsored funds, pre-tax(2)	922	942	1,287	(2)	(28)

Accelerated stock-based compensation expense
related to the proposed acquisition of Eaton
Vance by Morgan Stanley, pre-tax(3)	5,702	145,993	-	(96)	NM

Other compensation expenses related to the
proposed acquisition of Eaton Vance by
Morgan Stanley, pre-tax(4)	33,943	-	-	NM	NM

Other costs related to the proposed acquisition of
Eaton Vance by Morgan Stanley, pre-tax(5)	41,398	8,458	-	389	NM

Net gains and other investment income related
to consolidated sponsored funds and other
seed capital investments, pre-tax(6)	(24,298)	(3,861)	(13,811)	529	76

Other (income) expense of consolidated CLO
entities, pre-tax(7)	(23,301)	5,285	1,833	NM	NM

Adjusted income before income taxes and equity
in net income (loss) of affiliates	$157,055	$137,474	$134,322	14	17

Income tax expense (benefit)	$9,009	$(7,594)	$32,578	NM %	(72)%

Management fees of consolidated sponsored
funds and consolidated CLO entities(1)	505	359	497	41	2

Non-management expenses of consolidated
sponsored funds(2)	236	241	332	(2)	(29)

Accelerated stock-based compensation expense
related to the proposed acquisition of Eaton
Vance by Morgan Stanley(3)	1,461	37,345	-	(96)	NM

Other compensation expenses related to the
proposed acquisition of Eaton Vance by
Morgan Stanley(4)	8,700	-	-	NM	NM

Other costs related to the proposed acquisition of
Eaton Vance by Morgan Stanley(5)	286	2,164	-	(87)	NM

Net gains and other investment income related
to consolidated sponsored funds and other
seed capital investments(6)	(959)	(722)	(1,715)	33	(44)

Other (income) expense of consolidated CLO
entities(7)	(5,972)	1,352	474	NM	NM

Net excess tax benefits from stock-based
compensation plans(8)	27,281	2,872	4,860	850	461

Adjusted income tax expense	$40,547	$36,017	$37,026	13	10
Effective income tax rate	7.5%	36.6%	22.8%	(80)	(67)
Adjusted effective income tax rate	25.8%	26.2%	27.6%	(2)	(7)

			Attachment 2 (continued)

Reconciliation of net income (loss) attributable to Eaton Vance Corp. shareholders to adjusted net income attributable to Eaton Vance Corp. shareholders and earnings (loss) per diluted share to adjusted earnings per diluted share:
(in thousands, except per share figures)

	Three Months Ended
				%	%
				Change	Change
				Q1 2021	Q1 2021
	January 31,	October 31,	January 31,	vs.	vs.
	2021	2020	2020	Q4 2020	Q1 2020

Net income (loss) attributable to Eaton Vance
Corp. shareholders	$89,914	$(35,934)	$103,985	NM %	(14)%

Management fees of consolidated sponsored
funds and consolidated CLO entities, net of tax(1)	1,466	1,045	1,428	40	3

Non-management expenses of consolidated
sponsored funds, net of tax(2)	686	701	955	(2)	(28)

Accelerated stock-based compensation expense
related to the proposed acquisition of Eaton
Vance by Morgan Stanley, net of tax(3)	4,241	108,648	-	(96)	NM

Other compensation expenses related to the
proposed acquisition of Eaton Vance by
Morgan Stanley, net of tax(4)	25,243	-	-	NM	NM

Other costs related to the proposed acquisition of
Eaton Vance by Morgan Stanley, net of tax(5)	41,112	6,294	-	553	NM

Net gains and other investment income
related to consolidated sponsored funds and
other seed capital investments, net of tax(6)	(2,783)	(2,100)	(4,920)	33	(43)

Other (income) expense of consolidated CLO
entities, net of tax(7)	(17,329)	3,933	1,359	NM	NM

Net excess tax benefit from stock-based(8)
compensation plans	(27,281)	(2,872)	(4,860)	850	461

Impairment loss(9)	-	21,788	-	(100)	NM

Adjusted net income attributable to Eaton
Vance Corp. shareholders	$115,269	$101,503	$97,947	14	18

Earnings (loss) per diluted share	$0.74	$(0.31)	$0.91	NM	(19)

Management fees of consolidated sponsored
funds and consolidated CLO entities, net of tax	0.01	0.01	0.01	-	-

Non-management expenses of consolidated
sponsored funds, net of tax	-	0.01	0.01	(100)	(100)

Accelerated stock-based compensation expense
related to the proposed acquisition of Eaton
Vance by Morgan Stanley, net of tax	0.03	0.94	-	(97)	NM

Other compensation expenses related to the
proposed acquisition of Eaton Vance by
Morgan Stanley, net of tax	0.21	-	-	NM	NM

Other costs related to the proposed acquisition of
Eaton Vance by Morgan Stanley, net of tax	0.33	0.05	-	560	NM

Net gains and other investment income
related to consolidated sponsored funds and
other seed capital investments, net of tax	(0.02)	(0.02)	(0.04)	-	(50)

Other (income) expense of consolidated CLO
entities, net of tax	(0.14)	0.03	0.01	NM	NM

Net excess tax benefit from stock-based
compensation plans	(0.22)	(0.02)	(0.05)	NM	340

Impairment loss	-	0.19	-	(100)	NM

Adjusted earnings per diluted share	$0.94	$0.88	$0.85	7	11

Notes to Reconciliations:

(1)	Represents management fees eliminated upon the consolidation of sponsored funds and CLO entities.
(2)	Represents expenses of consolidated sponsored funds.
(3)	Represents stock-based compensation expense accelerated pursuant to the terms of the merger agreement with Morgan Stanley and associated payroll taxes.
(4)	Other compensation pertains to bonus payments made to employees in lieu of the special divided on outstanding and unvested stock options and on shares of restricted stock withheld for tax purposes. Amount includes associated payroll taxes.
(5)	Primarily represents proxy solicitation fees and legal and consulting costs related to the proposed acquisition of Eaton Vance by Morgan Stanley.
(6)	Represents gains, losses and other investment income earned on investments in sponsored strategies, whether accounted for as consolidated funds, separate accounts or equity investments, as well as the gains and losses recognized on derivatives used to hedge these investments. Stated amounts are net of non-controlling interests where applicable.
(7)	Represents other income and expenses of consolidated CLO entities.
(8)	Represents net excess tax benefits from stock-based compensation plans. Amounts have been reduced for executive compensation limitations under Section 162(m) of the Internal Revenue Code.
(9)	Represents an impairment loss recognized on the Company’s investment in 49 percent-owned affiliate Hexavest.

				Attachment 3
Components of net income attributable
to non-controlling and other beneficial interests
(in thousands)

	Three Months Ended
				%	%
				Change	Change
				Q1 2021	Q1 2021
	January 31,	October 31,	January 31,	vs.	vs.
	2021	2020	2020	Q4 2020	Q1 2020

Consolidated sponsored funds	$20,555	$1,040	$7,177	NM %	186%

Majority-owned subsidiaries	1,868	948	1,673	97	12

Net income attributable to non-controlling
and other beneficial interests	$22,423	$1,988	$8,850	NM	153

		Attachment 4
Consolidated Balance Sheet
(in thousands, except share figures)

	January 31,	October 31,(1)
	2021	2020
Assets

Cash and cash equivalents	$606,101	$799,384
Management fees and other receivables	279,858	249,806
Investments	558,376	783,246
Assets of consolidated CLO entities:
Cash	19,674	91,795
Bank loans and other investments	399,234	2,064,133
Other assets	7,555	28,044
Deferred sales commissions	62,780	60,655
Deferred income taxes	21,215	33,423
Equipment and leasehold improvements, net	72,171	71,830
Operating lease right-of-use assets	248,923	253,109
Intangible assets, net	118,782	120,175
Goodwill	259,681	259,681
Loan to affiliate	5,000	5,000
Other assets	140,376	129,017
Total assets	$2,799,726	$4,949,298

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$111,577	$246,129
Accounts payable and accrued expenses	116,403	83,991
Dividend payable	43,977	42,988
Debt	621,556	621,348
Operating lease liabilities	296,796	301,419
Liabilities of consolidated CLO entities:
Senior and subordinated note obligations	396,778	1,616,243
Line of credit	-	43,625
Other liabilities	13,058	399,562
Other liabilities	61,045	47,454
Total liabilities	1,661,190	3,402,759

Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	197,842	222,854
Total temporary equity	197,842	222,854

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 464,716 and 464,716 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 117,010,114 and 114,196,609 shares, respectively	457	446
Additional paid-in capital	285,910	176,461
Notes receivable from stock option exercises	(6,288)	(7,086)
Accumulated other comprehensive loss	(59,448)	(63,276)
Retained earnings	720,061	1,217,138
Total permanent equity	940,694	1,323,685
Total liabilities, temporary equity and permanent equity	$2,799,726	$4,949,298

		Attachment 5
Consolidated Assets under Management and Net Flows by Investment Mandate(1)
(in millions)

	Three Months Ended
	January 31,	October 31,	January 31,
	2021	2020	2020
Equity assets – beginning of period(2)	$135,174	$133,008	$131,895
Sales and other inflows	7,248	5,904	7,806
Redemptions/outflows	(7,034)	(7,016)	(6,182)
Net flows	214	(1,112)	1,624
Assets acquired(3)	-	2,163	-
Exchanges	90	(101)	3
Market value change	17,057	1,216	5,186
Equity assets – end of period	$152,535	$135,174	$138,708
Fixed income assets – beginning of period(4)	73,271	68,955	62,378
Sales and other inflows	8,757	8,546	5,086
Redemptions/outflows	(5,298)	(3,952)	(3,947)
Net flows	3,459	4,594	1,139
Assets acquired(3)	-	104	-
Exchanges	21	37	23
Market value change	1,889	(419)	722
Fixed income assets – end of period	$78,640	$73,271	$64,262
Floating-rate income assets – beginning of period	28,960	28,569	35,103
Sales and other inflows	2,319	1,578	1,689
Redemptions/outflows	(1,711)	(1,458)	(3,046)
Net flows	608	120	(1,357)
Exchanges	(19)	(22)	(27)
Market value change	916	293	117
Floating-rate income assets – end of period	$30,465	$28,960	$33,836
Alternative assets – beginning of period(5)	7,424	7,467	8,372
Sales and other inflows	742	470	675
Redemptions/outflows	(551)	(560)	(593)
Net flows	191	(90)	82
Exchanges	(5)	(1)	-
Market value change	91	48	99
Alternative assets – end of period	$7,701	$7,424	$8,553
Parametric custom portfolios assets – beginning of period(6)	176,435	175,039	164,895
Sales and other inflows	12,356	8,680	9,745
Redemptions/outflows	(9,927)	(7,359)	(6,221)
Net flows	2,429	1,321	3,524
Exchanges	9	86	1
Market value change	23,776	(11)	6,898
Parametric custom portfolios assets – end of period	$202,649	$176,435	$175,318
Parametric overlay services assets – beginning of period	94,473	94,350	94,789
Sales and other inflows	37,035	21,238	21,313
Redemptions/outflows	(23,935)	(20,879)	(20,199)
Net flows	13,100	359	1,114
Exchanges	(107)	-	-
Market value change	4,745	(236)	1,611
Parametric overlay services assets – end of period	$112,211	$94,473	$97,514
Total assets under management – beginning of period	515,737	507,388	497,432
Sales and other inflows	68,457	46,416	46,314
Redemptions/outflows	(48,456)	(41,224)	(40,188)
Net flows	20,001	5,192	6,126
Assets acquired(3)	-	2,267	-
Exchanges	(11)	(1)	-
Market value change	48,474	891	14,633
Total assets under management – end of period	$584,201	$515,737	$518,191

(1)	Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2)	Includes balanced and other multi-asset mandates. Excludes equity mandates reported as Parametric custom portfolios.
(3)	Represents managed assets gained in the acquisition of the business assets of WaterOak Advisors, LLC (WaterOak) on October 16, 2020.
(4)	Includes cash management mandates. Excludes benchmark-based fixed income separate accounts reported as Parametric custom portfolios.
(5)	Consists of absolute return and commodity mandates.
(6)	Equity, fixed income and multi-asset separate accounts managed by Parametric for which customization is a primary feature; other Parametric strategies may also be customized.

		Attachment 6
Consolidated Assets under Management and Net Flows by Investment Vehicle(1)
(in millions)

	Three Months Ended
	January 31,	October 31,	January 31,
	2021	2020	2020
Funds – beginning of period	$181,420	$176,215	$174,068
Sales and other inflows	15,435	13,549	11,496
Redemptions/outflows	(10,828)	(9,283)	(9,161)
Net flows	4,607	4,266	2,335
Assets acquired(2)	-	237	-
Exchanges	10	(4)	-
Market value change	15,000	706	4,136
Funds – end of period	$201,037	$181,420	$180,539
Institutional separate accounts – beginning of period	163,677	163,818	173,331
Sales and other inflows	39,658	25,051	23,605
Redemptions/outflows	(27,903)	(25,070)	(25,449)
Net flows	11,755	(19)	(1,844)
Exchanges	(29)	63	-
Market value change	14,263	(185)	3,771
Institutional separate accounts – end of period	$189,666	$163,677	$175,258
Individual separate accounts – beginning of period	170,640	167,355	150,033
Sales and other inflows	13,364	7,816	11,213
Redemptions/outflows	(9,725)	(6,871)	(5,578)
Net flows	3,639	945	5,635
Assets acquired(2)	-	2,030	-
Exchanges	8	(60)	-
Market value change	19,211	370	6,726
Individual separate accounts – end of period	$193,498	$170,640	$162,394
Total assets under management – beginning of period	515,737	507,388	497,432
Sales and other inflows	68,457	46,416	46,314
Redemptions/outflows	(48,456)	(41,224)	(40,188)
Net flows	20,001	5,192	6,126
Assets acquired(2)	-	2,267	-
Exchanges	(11)	(1)	-
Market value change	48,474	891	14,633
Total assets under management – end of period	$584,201	$515,737	$518,191

(1)	Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2)	Represents managed assets gained in the acquisition of the business assets of WaterOak on October 16, 2020.

				Attachment 7
Consolidated Assets under Management by Investment Mandate(1)
(in millions)

	January 31,	October 31,	%	January 31,	%
	2021	2020	Change	2020	Change
Equity(2)	$152,535	$135,174	13%	$138,708	10%
Fixed income(3)	78,640	73,271	7%	64,262	22%
Floating-rate income	30,465	28,960	5%	33,836	-10%
Alternative(4)	7,701	7,424	4%	8,553	-10%
Parametric custom portfolios(5)	202,649	176,435	15%	175,318	16%
Parametric overlay services	112,211	94,473	19%	97,514	15%
Total	$584,201	$515,737	13%	$518,191	13%

(1)	Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2)	Includes balanced and other multi-asset mandates. Excludes equity mandates reported as Parametric custom portfolios.
(3)	Includes cash management mandates. Excludes benchmark-based fixed income separate accounts reported as Parametric custom portfolios.
(4)	Consists of absolute return and commodity mandates.
(5)	Equity, fixed income and multi-asset separate accounts managed by Parametric for which customization is a primary feature; other Parametric strategies may also be customized.

				Attachment 8
Consolidated Assets under Management by Investment Vehicle(1)
(in millions)

	January 31,	October 31,	%	January 31,	%
	2021	2020	Change	2020	Change
Open-end funds	$120,161	$108,576	11%	$108,290	11%
Closed-end funds	24,793	23,098	7%	24,873	0%
Private funds(2)	56,083	49,746	13%	47,376	18%
Institutional separate accounts	189,666	163,677	16%	175,258	8%
Individual separate accounts	193,498	170,640	13%	162,394	19%
Total	$584,201	$515,737	13%	$518,191	13%

(1)	Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2)	Includes privately offered equity, fixed and floating-rate income, and alternative funds and CLO entities.

				Attachment 9
Consolidated Assets under Management by Investment Affiliate(1)(2)
(in millions)

	January 31,	October 31,	%	January 31,	%
	2021	2020	Change	2020	Change
Eaton Vance Management(3)(4)	$169,278	$154,394	10%	$149,994	13%
Parametric	356,621	310,183	15%	320,848	11%
Atlanta Capital	27,698	24,963	11%	25,552	8%
Calvert(5)	30,604	26,197	17%	21,797	40%
Total	$584,201	$515,737	13%	$518,191	13%

(1)	Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2)	The Company’s policy for reporting managed assets of investment portfolios overseen by multiple Eaton Vance affiliates is to base the classification on the strategy’s primary identity.
(3)	Includes managed assets of Eaton Vance-sponsored funds and separate accounts managed by Hexavest and unaffiliated third-party advisers under Eaton Vance supervision.
(4)	Includes managed assets gained in the acquisition of the business assets of WaterOak on October 16, 2020.
(5)	Includes managed assets of Calvert Equity Fund, which is sub-advised by Atlanta Capital, and Calvert-sponsored funds managed by unaffiliated third-party advisers under Calvert supervision.

	Attachment 10
	Average Annualized Management Fee Rates by Investment Mandate(1)(2)
	(in basis points on average managed assets)

		Three Months Ended
					%	%
					Change	Change
					Q1 2021	Q1 2021
		January 31,	October 31,	January 31,	vs.	vs.
		2021	2020	2020	Q4 2020	Q1 2020
	Equity(3)	57.3	56.4	57.0	2%	1%
	Fixed income(4)	40.2	40.4	41.4	0%	-3%
	Floating-rate income	48.9	49.1	49.9	0%	-2%
	Alternative(5)	68.3	70.5	64.5	-3%	6%
	Parametric custom portfolios(6)	16.0	15.5	15.2	3%	5%
	Parametric overlay services	4.8	5.1	4.9	-6%	-2%
	Total	30.4	30.5	30.8	0%	-1%

(1)	Excludes performance-based fees, which were $0.2 million in the three months ended January 31, 2021, $1.5 million in the three months ended October 31, 2020 and $0.2 million in the three months ended January 31, 2020.
(2)	Excludes management fees earned on consolidated investment entities that are eliminated in consolidation, which were $2.0 million in the three months ended January 31, 2021, $1.4 million in the three months ended October 31, 2020 and $1.9 million in the three months ended January 31, 2020. The managed assets and flows of consolidated investment entities are reflected in our consolidated totals.
(3)	Includes balanced and other multi-asset mandates. Excludes equity mandates reported as Parametric custom portfolios.
(4)	Includes cash management mandates. Excludes benchmark-based fixed income separate accounts reported as Parametric custom portfolios.
(5)	Consists of absolute return and commodity mandates.
(6)	Equity, fixed income and multi-asset separate accounts managed by Parametric for which customization is a primary feature; other Parametric strategies may also be customized.

Attachment 11
Hexavest Inc. Assets under Management and Net Flows
(in millions)

	Three Months Ended
	January 31,	October 31,	January 31,
	2021	2020	2020
Eaton Vance distributed:
Eaton Vance sponsored funds – beginning of period(1)	$56	$93	$152
Sales and other inflows	1	1	3
Redemptions/outflows	(7)	(37)	(26)
Net flows	(6)	(36)	(23)
Market value change	7	(1)	1
Eaton Vance sponsored funds – end of period	$57	$56	$130
Eaton Vance distributed separate accounts –
beginning of period(2)	$479	$584	$1,563
Sales and other inflows	-	-	6
Redemptions/outflows	(265)	(94)	(22)
Net flows	(265)	(94)	(16)
Market value change	66	(11)	19
Eaton Vance distributed separate accounts – end of period	$280	$479	$1,566
Total Eaton Vance distributed – beginning of period	$535	$677	$1,715
Sales and other inflows	1	1	9
Redemptions/outflows	(272)	(131)	(48)
Net flows	(271)	(130)	(39)
Market value change	73	(12)	20
Total Eaton Vance distributed – end of period	$337	$535	$1,696
Hexavest directly distributed – beginning of period(3)	$5,311	$6,129	$11,640
Sales and other inflows	13	23	96
Redemptions/outflows	(1,933)	(751)	(554)
Net flows	(1,920)	(728)	(458)
Market value change	607	(90)	114
Hexavest directly distributed – end of period	$3,998	$5,311	$11,296
Total Hexavest managed assets – beginning of period	$5,846	$6,806	$13,355
Sales and other inflows	14	24	105
Redemptions/outflows	(2,205)	(882)	(602)
Net flows	(2,191)	(858)	(497)
Market value change	680	(102)	134
Total Hexavest managed assets – end of period	$4,335	$5,846	$12,992

(1)	Managed assets and flows of Eaton Vance-sponsored funds for which Hexavest is adviser or sub-adviser. Eaton Vance receives management fees (and in some cases also distribution fees) on these assets, which are included in the consolidated assets under management, flows and average annualized management fee rates reported in Attachments 5 through 10.
(2)	Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution fees, but not management fees, on these assets, which are not included in the consolidated assets under management, flows and average annualized management fee rates reported in Attachments 5 through 10.
(3)	Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no management fees or distribution fees on these assets, which are not included in the consolidated assets under management, flows and average annualized management fee rates reported in Attachments 5 through 10.